January 6, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated January 6, 1999 of Global Outdoors, Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.



                                             /s/ Corbin & Wertz

                                             CORBIN & WERTZ
                                             Irvine, California